Exhibit 99.1

News Release

Air Products and Chemicals, Inc.

1940 Air Products Boulevard, Allentown, PA 18106-5500

www.airproducts.com

Air Products’ Board of Directors Appoints Eduardo F. Menezes CEO

Seifi Ghasemi to Leave the Company Following More than 10 Years of Dedicated Service

Wayne T. Smith Named Board Chairman and Dennis H. Reilley Named Board Vice Chairman

LEHIGH VALLEY, PA (February 4, 2025) – Air Products’ (NYSE: APD) Board of Directors today announced the appointment of Eduardo F. Menezes as Chief Executive Officer (CEO) of Air Products effective February 7, 2025, succeeding Seifollah (“Seifi”) Ghasemi, who is leaving the Company after more than 10 years of dedicated service. Mr. Menezes will also join the Air Products Board.

The Board of Directors also has named Wayne T. Smith Chairman and Dennis H. Reilley as Vice Chairman. They, along with the full Board, will work closely with Mr. Menezes and Air Products’ leadership to advance the Company.

Eduardo Menezes Appointed Air Products’ New CEO (February 7, 2025)

Commenting on the appointment of Eduardo Menezes, Mr. Smith noted, “After evaluating various exceptional candidates for the CEO role, the Board determined that Eduardo’s knowledge, skills and extensive experience in the industrial gases sector, including more than three-and-a-half decades in progressively senior roles at Linde plc and operating experience across the world, make him uniquely qualified to take Air Products forward and maximize value for shareholders.”

Mr. Menezes said, “Air Products is a fantastic company with a great future, and I am honored to have this opportunity to work with the talented team to build on the Company’s strong positions. I look forward to applying the experiences and perspectives I’ve gained in working across various sectors of industrial gases in different countries around the world. With our collective focus and discipline, I am confident in our ability to drive superior value.”

Mr. Menezes brings extensive international experience in all key sectors of industrial gases, including on-sites, merchant liquid, packaged gases and hydrogen. At his last position, he was the executive vice president (EVP) of Linde plc for Europe, Middle East and Africa, with responsibility for operations in more than 40 countries with over $8 billion in sales and 18,000 employees. Prior to that, Mr. Menezes worked for Praxair in a variety of senior roles, including as EVP accountable for North America and in a series of general management and business development positions in the U.S., Spain, Mexico and Brazil.

Mr. Menezes holds an M.B.A. from the State University of New York and a chemical engineering degree from the Federal University of Rio de Janeiro, Brazil.

Seifi Ghasemi Leaving Air Products Following More than 10 Years of Dedicated Service

Mr. Smith said, “On behalf of the full Board, Air Products’ leadership team and employees, we thank Seifi for his countless contributions and leadership of Air Products over the last decade. Seifi’s commitment to safety, his ability to bring people together to innovate and collaborate, and his relentless drive to ‘be the best’ will continue to serve the Company well as we deliver value for customers, shareholders and our operating communities around the world.”

Mr. Ghasemi said, “Leading Air Products over the last 10 years has been an honor and a privilege. When I became CEO in 2014, we made it our mission to drive for new levels of profitability and growth. Working alongside the talented leadership team and our committed and motivated employees around the world, I am very proud to say that we achieved that, taking Air Products to new heights. That result is due to the hard work of the people of Air Products, and I have no doubt they will drive the Company’s continued success into the future.”

About Board Chairman Wayne T. Smith

Wayne T. Smith is Chairman of the Air Products Board. He served as director of Air Products since 2021. He brings 35 years of senior management experience in the chemicals industries, including extensive industrial gases leadership and operational experience. He is the retired Chairman and Chief Executive Officer of BASF Corporation, where he served from May 2015 through May 2021. He was also a member of the Board of Executive Directors of the parent company, BASF SE, from 2012 through May 2021, responsible for global business portfolios exceeding $25 billion dollars in revenue. He joined BASF in 2004. Prior to that, Mr. Smith was vice president and general manager of Specialty Construction Chemicals at W.R. Grace and Company, where he led the strategy development, growth and profitability of that unit worldwide. Before joining W.R. Grace, Mr. Smith served in positions of increasing responsibility with The BOC Group, culminating as vice president and general manager of the company’s Packaged Products business.

Mr. Smith serves as a director on the board of ONEOK, Inc. and is a former director of Inter Pipeline Ltd.

Mr. Smith holds a Bachelor of Science degree in Chemical Engineering from Syracuse University and an M.B.A. from the Wharton School of the University of Pennsylvania.

About Board Vice Chairman Dennis H. Reilley

Dennis H. Reilley is Vice Chairman of the Air Products Board. He served as Chairman, President and Chief Executive Officer of Praxair, Inc., a worldwide industrial gases company now part of Linde plc, from 2000 until his retirement in 2007. Before joining Praxair, Inc., Mr. Reilley held several senior executive positions at E.I. DuPont de Nemours and Company, including executive vice president and Chief Operating Officer, executive vice president, vice president and general manager of the Lycra business, vice president and general manager of its specialty chemicals division, and vice president and general manager of its titanium dioxide division. Mr. Reilley previously served as a senior executive at Conoco Inc.

Mr. Reilley also previously served as Chairman of the Board of Marathon Oil Corporation and as Chairman of the Board of Covidien.

Mr. Reilley has also served on the boards of DuPont de Nemours, Inc., CSX Corporation, The Dow Chemical Company, H.J. Heinz & Co., and Entergy Corporation.

Mr. Reilley holds a B.S. in Finance from Oklahoma State University.

About Air Products

Air Products (NYSE:APD) is a world-leading industrial gases company in operation for over 80 years focused on serving energy, environmental, and emerging markets and generating a cleaner future. The Company supplies essential industrial gases, related equipment and applications expertise to customers in dozens of industries, including refining, chemicals, metals, electronics, manufacturing, medical and food. As the leading global supplier of hydrogen, Air Products also develops, engineers, builds, owns and operates some of the world’s largest clean hydrogen projects, supporting the transition to low- and zero-carbon energy in the industrial and heavy-duty transportation sectors. Through its sale of equipment businesses, the Company also provides turbomachinery, membrane systems and cryogenic containers globally.

Air Products had fiscal 2024 sales of $12.1 billion from operations in approximately 50 countries and has a current market capitalization of over $65 billion. Approximately 23,000 passionate, talented and committed employees from diverse backgrounds are driven by Air Products’ higher purpose to create innovative solutions that benefit the environment, enhance sustainability and reimagine what’s possible to address the challenges facing customers, communities, and the world. For more information, visit www.airproducts.com or follow us on LinkedIn, X, Facebook or Instagram.

This release contains “forward-looking statements” within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s expectations and assumptions as of the date of this release and are not guarantees of future performance. While forward-looking statements are made in good faith and based on assumptions, expectations and projections that management believes are reasonable based on currently available information, actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors, including the risk factors described in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024 and other factors disclosed in our filings with the Securities and Exchange Commission. Except as required by law, we disclaim any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in the assumptions, beliefs or expectations or any change in events, conditions or circumstances upon which any such forward-looking statements are based.

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Media Inquiries:

Katie McDonald, tel: (610) 481-3673; email: mcdonace@airproducts.com

Investor Inquiries:

Eric Guter, tel: (610) 481-1872; email: guterej@airproducts.com

Mun Shieh, tel: (610) 481-2951; shiehmh@airproducts.com